

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                                              Three Months Ended
                                                                                   March 31,
                                                                          ---------------------------
                                                                             1997            1996
                                                                          ------------  -------------


Net income                                                                 $  42,318      $  32,341

   Add: Minority interest in income                                            2,447          2,339
   Less: Gain on disposition of real estate                                        -              -
   Less: Minority interests in income which
         do not have fixed charges                                            (2,132)        (1,536)
                                                                          ------------  -------------
Income from continuing operations                                             42,633         33,144
   Interest expense                                                            1,597          2,581
                                                                          ------------  -------------
Total Earnings Available to Cover Fixed Charges                           $   44,230     $   35,725
                                                                          ============  =============

Total Fixed Charges - Interest expense                                    $    2,333     $    2,775
                                                                          ============  =============

Total Preferred Stock dividends                                              $19,150     $   15,166
                                                                          ============  =============

Total Combined Fixed Charges and Preferred
 Stock dividends                                                          $   21,483     $   17,941
                                                                          ============  =============

Ratio of Earnings to Fixed Charges                                            18.96          12.87
                                                                          ============  =============

Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock dividends                                                     2.06           2.00
                                                                          ============  =============


                                   Exhibit 12



                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES



                                                                             For the Year Ended December 31,
                                                       --------------------------------------------------------------------------
                                                            1996           1995            1994           1993            1992
                                                       -------------  -------------  --------------  --------------  ------------

                                                          (Amounts in thousands, except ratios)
Net income                                              $  153,549      $   70,386     $   42,118      $   28,036     $   15,123

   Add: Minority interest in income                          9,363           7,137          9,481           7,291          6,895
   Less: Gain on disposition of real estate                      -               -              -               -           (398)
   Less: Minority interests in income which
         do not have fixed charges                          (8,273)         (4,700)        (5,906)           (737)          (694)
                                                       -------------  -------------  --------------  --------------  ------------
Income from continuing operations                          154,639          72,823         45,693          34,590         20,926
   Interest expense                                          8,482           8,508          6,893           6,079          9,834
                                                       -------------  -------------  --------------  --------------  ------------
Total Earnings Available to Cover Fixed Charges         $  163,121      $   81,331     $   52,586      $   40,669     $   30,760
                                                       =============  =============  ==============  ==============  ============

Total Fixed Charges - Interest expense                  $   10,343      $    8,815     $    6,893      $    6,079     $    9,834
                                                       =============  =============  ==============  ==============  ============

Total Preferred Stock dividends                         $   68,599      $   31,124     $   16,846      $   10,889     $      812
                                                       =============  =============  ==============  ==============  ============

Total Combined Fixed Charges and Preferred
 Stock dividends                                        $   78,942      $   39,939     $   23,739      $   16,968     $   10,646
                                                       =============  =============  ==============  ==============  ============

Ratio of Earnings to Fixed Charges                          15.77            9.23           7.63            6.69           3.13
                                                       =============  =============  ==============  ==============  ============

Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock dividends                                   2.07            2.04           2.22            2.40           2.89
                                                       =============  =============  ==============  ==============  ============


                                   Exhibit 12


                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


Supplemental  disclosure  of Ratio of Funds  from  Operations  ("FFO")  to fixed charges:
-----------------------------------------------------------------------------------------

                                                                           Three Months Ended
                                                                                 March 31,           For the Year Ended December 31,
                                                                        ---------------------------  -------------------------------
                                                                           1997            1996            1996           1995
                                                                        ------------  -------------    -------------   -----------

FFO                                                                     $   63,372     $   48,502      $  224,384      $  105,086

Interest expense                                                             1,597          2,581           8,482           8,508
                                                                        ------------   -------------   -------------   -----------

Adjusted FFO available to cover fixed charges                           $   64,969     $   51,083      $  232,866      $  113,594
                                                                        ============   =============   =============   ===========

Total Fixed Charges - Interest expense                                  $     2,333    $    2,775      $   10,343      $    8,815
                                                                        ============   =============   =============   ===========

Total Preferred Stock dividends                                         $   19,150     $   15,166      $   68,599      $   31,124
                                                                        ============   =============   =============   ===========

Total Combined Fixed Charges and Preferred Stock dividends              $   21,483     $   17,941      $   78,942      $   39,939
                                                                        ============   =============   =============   ===========

Ratio of FFO to Fixed Charges                                               27.85          18.41           22.51           12.88
                                                                        ============   =============   =============   ===========

Ratio of FFO to Combined Fixed Charges and Preferred Stock dividends         3.02           2.85            2.95            2.84
                                                                        ============   =============   =============   ===========


                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


Supplemental  disclosure  of Ratio of Funds  from  Operations  ("FFO")  to fixed charges:
-----------------------------------------------------------------------------------------

                                                                                      For the Year Ended December 31,
                                                                              --------------------------------------------
                                                                                   1994            1993          1992
                                                                              -------------   ------------   -------------
FFO                                                                           $   56,143      $   35,830     $   21,133

Interest expense                                                                   6,893           6,079          9,834
                                                                              -------------   ------------   -------------

Adjusted FFO available to cover fixed charges                                 $   63,036      $   41,909     $   30,967
                                                                              =============   ============   =============

Total Fixed Charges - Interest expense                                        $    6,893      $    6,079     $    9,834
                                                                              =============   ============   =============

Total Preferred Stock dividends                                               $   16,846      $   10,889     $      812
                                                                              =============   ============   =============

Total Combined Fixed Charges and Preferred Stock dividends                    $   23,739      $   16,968     $   10,646
                                                                              =============   ============   =============

Ratio of FFO to Fixed Charges                                                      9.15            6.89           3.15
                                                                              =============   ============   =============

Ratio of FFO to Combined Fixed Charges and Preferred Stock dividends               2.66            2.47           2.91
                                                                              =============   ============   =============

                                   Exhibit 12